NPC International, Inc. Announces Senior Secured Credit Facilities Refinancing Effort

Overland Park, Kansas, (December 2, 2013) - NPC International, Inc. (the “Company” or "NPC"), today announced that it has proposed to refinance its $368 million outstanding Term Loan Facility, reprice its $100 million outstanding Revolving Credit Facility and make certain amendments to these facilities. The consummation of the refinancing, repricing and amendments are subject to market and other customary conditions.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,252 Pizza Hut restaurants and delivery units in 28 states and 37 Wendy’s units in 2 states.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations.  Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct.  Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including changes in credit market conditions, lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully complete acquisitions of additional restaurant units; and other factors. These risks and other risks are described in the filings of NPC's parent company, NPC Restaurant Holdings, LLC, with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

This press release is for informational purposes only and shall not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any securities.

Contact:  Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213